Exhibit 99.1

FOR IMMEDIATE RELEASE

Perrigo Company plc Names Board of Directors

DUBLIN – December 18, 2013 - Perrigo Company plc (NYSE: PRGO) today announced the appointment of its Board of Directors, effective until Perrigo Company’s annual general meeting scheduled for November 2014. The appointment of the Perrigo Company plc Board follows the completion of Perrigo Company’s acquisition of Elan Corporation, plc, in a cash and stock transaction valued at approximately $8.6 billion. The transaction will create a global healthcare company with an industry-leading growth profile and the geographic scale and scope to continue building a truly differentiated business. Perrigo Company plc is headquartered in Dublin, Ireland.

Joseph C. Papa, President and CEO of Perrigo Company plc, has been named Chairman of the Board. Gary K. Kunkle, Jr. has been named Lead Independent Director.

Mr. Papa will lead an 11-member Board comprised of all of the former members of the Perrigo Company Board of Directors. The Board will have several standing committees, including an Audit Committee, Remuneration Committee and Nominating & Governance Committee.

Perrigo Company plc Board of Directors

Laurie Brlas

Laurie Brlas, 56, has been a director of Perrigo since August 2003 and has served as Chair of the Audit Committee since October 2004. In September 2013, Ms. Brlas was appointed Executive Vice President and Chief Financial Officer of Newmont Mining Corporation, a leading producer of gold and copper, headquartered in Colorado. From October 2012 to July 2013, Ms. Brlas served as Executive Vice President and President of Global Operations of Cliffs Natural Resources, Inc. (formerly Cleveland-Cliffs, Inc.), the largest producer of iron ore pellets in North America from 2008 through September 2012 as Executive Vice President and Chief Financial Officer, as Senior Vice President, Chief Financial Officer from 2006 to 2008, and Senior Vice President, Chief Financial Officer and Treasurer from 2006 to 2007. Prior to that Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS Corporation, a provider of healthcare products, from 2000 through 2006. From 1995 through 2000, Ms. Brlas held various positions with Office Max, Inc., most recently as Senior Vice President and Corporate Controller. Ms. Brlas also served as a director for Nova Chemicals from September 2008 to July 2009. Ms. Brlas also serves as a director of the First Tee of Cleveland and on the Events Committee.

Gary M. Cohen

Gary M. Cohen, 54, has been a director of Perrigo since January 2003 and served as Lead Independent Director from August 2008 to August 2009. Since 2006, he has served as Executive Vice President of Becton, Dickinson and Company (“BD”), a provider of medical supplies, devices, laboratory equipment and diagnostic systems. He also served as President of BD Medical, one of three business segments of BD, from 1999 until 2006. Mr. Cohen has been an executive officer of BD in various capacities since 1996. Mr. Cohen presently serves as chairperson of the Centers for Disease Control and Prevention (CDC) Foundation, director of the United States Fund for UNICEF, a director of the Accordia Global Health Foundation, director and acting CEO of GBCHealth; director of Together for Girls; and also serves as a Commissioner on the UN Commission for Life-Saving Commodities, chairperson of the CDC Corporate Roundtable and an Advisor to the Clinton Global Initiative and the Massachusetts General Hospital Center for Global Health.

Jacqualyn A. Fouse

Jacqualyn A. Fouse, 52, has been a director and member of the Audit Committee since November 2012. Ms. Fouse joined Celgene, a leading global biopharmaceutical company, in September 2012 as Senior Vice President and Chief Financial Officer and is currently Executive Vice President and Chief Financial Officer. From 2007 until September 2010, she served as Chief Financial Officer for Bunge Ltd., a leading global agribusiness and food company. From 2002 to 2007, Ms. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy, at Alcon Laboratories, a NYSE-listed eye care company. Prior to that, Ms. Fouse was Chief Financial Officer of Swissair Group in Switzerland, 2001 to 2002, and she was Group Treasurer of Nestle S.A. in Switzerland from 1999 to 2001. Ms. Fouse previously held various senior level financial positions in both the U.S. and Switzerland with both Alcon and Nestle from 1986 to 1999. She also held positions with LTV Aerospace and Defense and Celanese Chemical Company from 1983 to 1986. Ms. Fouse has served on the Board of Dick’s Sporting Goods, a leading U.S. retailer of sporting goods and athletic apparel since September 2010 and in May 2013 was appointed Chair of the Audit Committee. Ms. Fouse also serves on the Development Board and the College of Business Administration Advisory Board of the University of Texas at Arlington and on the Advisory Board of Texas Christian University.

David T. Gibbons

David T. Gibbons, 70, has been a director of Perrigo since June 2000. Between March 2008 and February 2009, he served as Interim Chief Executive Officer of Cott Corporation, a leading provider of non-alcoholic beverages and store brand soft drinks. He has served on Cott’s Board of Directors since 2007 and is currently Chairman of the Board. Mr. Gibbons served as Executive Chairman of Perrigo from 2006 to March 2007. Prior to that, Mr. Gibbons served as the President and Chief Executive Officer of Perrigo from 2000 to 2006 and as Chairman of the Board from 2003 to 2007. He served as President of Rubbermaid Europe from 1997 to 1999 and as President of Rubbermaid Home Products from 1995 to 1997. Prior to joining Rubbermaid, Mr. Gibbons served in a variety of general management, sales and marketing positions during his 27-year career with 3M Company. Mr. Gibbons was also a director of Robbins & Myers, Inc., a supplier of application-critical equipment and systems to the global pharmaceutical, energy and industrial markets, from 2002 to January 2010, and had served as a director of Banta Corp, a diversified printing company, from 2003 to 2006.

Ran Gottfried

Ran Gottfried, 69, has been a director of Perrigo since February 2006. From 2006 until December 2008, Mr. Gottfried served as Chairman and CEO of Powerpaper Ltd., a leading developer and manufacturer of micro electrical cosmetic and pharmaceutical patches. Since 1975 he has served as a CEO, consultant and director of private companies in Israel and Europe in the areas of retail and distribution, pharmaceuticals, and telecommunications. From 2001 to 2005, he served as Chairman of Magnolia Silver Jewelry, Ltd. Mr. Gottfried also served as an advisor to Careline-Neca, a consumer division of Perrigo’s Israeli subsidiary from 2004 to 2007. Mr. Gottfried was a director of Agis from 2003 until its acquisition by Perrigo in 2005. Mr. Gottfried was also a director of Bezeq, Israel’s leading telecommunications provider from 2005 until April 2010. Mr. Gottfried resides in Israel.

Ellen R. Hoffing

Ellen R. Hoffing, 56, has been a director of Perrigo since July 2008. Since September 2009, Ms. Hoffing has served as Chief Operating Officer and Co-President of Neos Therapeutics, a privately held specialty pharmaceutical company that focuses on extended release liquid and orally disintegrating tablet drug development. From 2006 until September 2009, she served as President and Chief Executive Officer of Applied NeuroSolutions, Inc., a development stage biopharmaceutical company focused on diagnostics and therapeutics for the treatment of Alzheimer’s disease. She has also served as Chairman of Applied NeuroSolutions’ Board of Directors from 2007 to January 2011 and served as a director since 2006. Ms. Hoffing’s extensive experience in the pharmaceutical industry includes senior positions at American Pharmaceutical Partners, in 2005, Baxter Healthcare, from 2002 to 2005, and G.D. Searle, from 1983 to 2000.

Michael J. Jandernoa

Michael J. Jandernoa, 63, has been a director of Perrigo since January 1981 and has served as the Chair of the Compensation Committee since October 2007. He served as Perrigo’s Chief Executive Officer from 1988 to 2000 and as Chairman of the Board from 1991 to 2003. Mr. Jandernoa also previously served in various other executive capacities with Perrigo since 1979. He is a general partner of 42North Partners (f/k/a Bridge Street Capital Fund 1, LLP); was a director of Fifth Third Bank – West Michigan, a Michigan banking corporation, from 2004 to December 2009; and a director of Steelcase, Inc., a manufacturer of casegood products and furniture systems for the office furniture industry from 2002 to March 2010. Mr. Jandernoa served on the Board of the Strategic Economic Investment and Commercial Board (SEIC) (formerly Michigan Technology Tri-Corridor) through early 2011. He currently serves as First Vice Chair of the Business Leaders of Michigan, Inc. Mr. Jandernoa also serves on several private company and non-profit boards.

Gary K. Kunkle, Jr.

Gary K. Kunkle, Jr., 66, has been a director of Perrigo since October 2002 and has served as Lead Independent Director from August 2007 to August 2008 and since August 2009. He also served as the Chair of the Compensation Committee from 2006 to 2007. Mr. Kunkle served as Chairman and Chief Executive Officer of DENTSPLY International Inc., a manufacturer and marketer of products for the professional dental market, from 2004 until his retirement in 2006. He previously served as President and Chief Operating Officer of DENTSPLY from 1997 to 2003. He also was a director of that company from 2002 to 2006. From 1994 to 1996, he served as President of Vistakon, a division of Johnson & Johnson.

Herman Morris, Jr.

Herman Morris, Jr., 62, has been a director of Perrigo since December 1999 and has served as Chair of the Nominating & Governance Committee since October 2007. Since October 2009 he has been City Attorney of the City of Memphis. From 2006 to October 2009, he was in the private practice of law in Memphis, Tennessee. In 2006, Mr. Morris served as Vice President and General Counsel of Pinnacle Airlines. Mr. Morris was a partner in the Baker, Donaldson, Bearman, Caldwell and Berkowitz law firm in Memphis, Tennessee from 2004 to 2006. He served as President and Chief Executive Officer of Memphis Light, Gas and Water Division from 1997 until 2004. Prior to that, Mr. Morris was General Counsel of Memphis Light, Gas and Water Division. Mr. Morris also serves on several private company and non-profit boards.

Joseph C. Papa

Joseph C. Papa, 58, joined Perrigo in October 2006 as President and Chief Executive Officer, was elected to the Board of Directors in November 2006 and was appointed Chairman of the Board in October 2007. He previously served as Chairman and Chief Executive Officer of the Pharmaceutical and Technologies Services segment of Cardinal Health, Inc. from 2004 to October 2006. Prior to that position he served as President and Chief Operating Officer of Watson Pharmaceuticals, Inc. from 2001 to 2004. Additionally, he has held management positions at DuPont Pharmaceuticals, Pharmacia Corporation, G.D. Searle & Company and Novartis AG. Mr. Papa has been a director of Smith & Nephew, a developer of advanced orthopedic medical devices since, August 2008.

Ben-Zion Zilberfarb

Ben-Zion Zilberfarb, 64, has been a director of Perrigo since February 2007. Since 1978 he has served as a consultant and director for private and public companies in the areas of banking, insurance and private capital. He also has served as a Professor of Economics at Bar-Ilan University and the Edmond de Rothschild Professor of Global Asset Management at Netanya Academic College since 1988 and 2004, respectively. From 1998 to 1999 he was Director General of Israel’s Ministry of Finance. He is a Board member and Chairman of the Audit Committee and member of the Finance Committee for Delek Group, a holding and management company investing in Israel and abroad; a Board member and Chairman of the Finance Committee for Brimag Digital Age, a distributor of electrical appliances, from 2004 to 2007 and since February 2012; both trade on the Tel-Aviv Stock Exchange. He was a Board member and Chairman of the Risk Management Committee for the Israel Discount Bank, from 2006 to 2012; a Board member and Audit Committee member of FundTech, Ltd. from 2002 to 2007; a Board member and Chairman of the Audit Committee of Partner Communication, a cellular phone company, from 2000 to 2006; and a Board member and Chairman of the Finance Committee for Engel Resources, a construction company from January 2011 to May 2013. Mr. Zilberfarb resides in Israel.

About Perrigo

From its beginnings as a packager of generic home remedies in 1887, Perrigo Company plc, headquartered in Ireland, has grown to become a leading global healthcare supplier. Perrigo develops, manufactures and distributes over-the-counter (“OTC”) and generic prescription (“Rx”) pharmaceuticals, nutritional products and active pharmaceutical ingredients (“API”), and receives royalties from Multiple Sclerosis drug Tysabri®. The Company is the world’s largest manufacturer of OTC healthcare products for the store brand market and an industry leader in pharmaceutical technologies. Perrigo’s mission is to offer uncompromised “Quality Affordable Healthcare Products™,” and it does so across a wide variety of product categories primarily in the United States, United Kingdom, Mexico, Israel and Australia, as well as more than 40 other key markets worldwide, including Canada, China and Latin America. Visit Perrigo on the Internet (http://www.perrigo.com).

For more information:

Arthur J. Shannon	(269) 686-1709

Bradley Joseph	(260) 686-3373

Forward-Looking Statement

Statements contained in this press release that refer to Perrigo’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Perrigo’s current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Perrigo’s strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Perrigo’s goals and expectations are not predictions of actual performance. Perrigo’s performance, at times, will differ from its goals and expectations. Actual results may differ materially from Perrigo’s current expectations depending upon a number of factors affecting Perrigo’s business. These factors include, among others, the inherent uncertainty associated with financial projections; successful integration of the Elan acquisition and the ability to recognize the anticipated synergies and benefits of the Elan acquisition; the difficulty of predicting the timing and outcome of pending or future litigation and government investigations and risks that an adverse outcome in such litigation or investigations could render Perrigo liable for substantial damages or penalties; risks that resolution of patent infringement litigation through settlement could result in investigations or actions by private parties or government authorities or agencies; the impact of competitive products and pricing; risks related to fluctuations in foreign currency exchange rates; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; market acceptance of and continued demand for Perrigo’s products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Perrigo’s facilities, products and/or businesses; changes in the laws and regulations, including Medicare, Medicaid, and similar laws in foreign countries affecting, among other things, pricing and reimbursement of pharmaceutical products and the settlement of patent litigation; and such other risks and uncertainties detailed in the Company’s public filings with the Securities and Exchange Commission, including but not limited to the Company’s Registration Statement on Form S-4, as amended, and Quarterly Report on Form 10-Q for the period ended September 28, 2013, Perrigo Company’s periodic public filings with the Securities and Exchange Commission, including but not limited to Perrigo Company’s Annual Report on Form 10-K for the year ended June 29, 2013, as amended, and Quarterly Report on Form 10-Q for the period ended September 28, 2013, and Elan Corporation, plc’s periodic public filings with the Securities and Exchange Commission, including but not limited to Elan’s Annual Report on Form 20-F for the year ended December 31, 2012. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.